Mystic Financial, Inc.

2003 Annual Stockholders Meeting

201 Salem Street
Medford, Massachusetts
10:00 am
October 22, 2003

Corporate Overview

- Headquartered in Medford, Massachusetts;
- Three branches in Medford;
  - Branch in Lexington opened in 1998;
  - Branch in Arlington opened in 2000;
  - Branch in Bedford opened in 2002;
  - Branch in Malden opened in 2003.
- Converted from mutual to stock in January 1998;
- Description of primary market area.

Corporate Recognition

- **Community Newspapers Best Community Bank in Medford and the North 3 Region;**

- **Boston Globe Top 100 Performing Company;**

- **Boston Business Journal Top 50 Best Places to Work;**

Financial Overview

- The Company has realized significant growth in its balance sheet over the past four years:
  - Annual compound growth in total assets of 19%;
  - Annual compound growth in net loans of 16%;
  - Annual compound growth in total deposits of 21%.
- We have grown earnings per share 14% in 2003 over 2002 by taking advantage of opportunities for growth in our market to help offset broader macro pressure on our net interest margin.

Summary of 2003 Performance

- Earnings of $1.17 per share for fiscal 2003 versus $1.03 per share for 2002, an increase of 14%.
- Deposits increased to $343.6 million, up $76.1 million or 28%, due to:
  - our new branches in Bedford and Malden;
  - business gained from competitors that sold;
  - an attractive banking environment.
- Net loans increased 15% over fiscal 2002.
- Net interest income increased 14% over 2002, despite a 33 basis point decline in the margin.

* *All share and per share numbers have been adjusted for the Company's 5% stock dividend declared in July 2003*

Summary of 2003 Performance

- We raised $7 million in additional trust preferred to support our core growth.
- Total stockholders equity of $26.2 million was up $2.3 million or 10% from the prior year end.
- As a result of our strong performance, we declared a 5% stock dividend on July 9, payable to stockholders of record on July 31, 2003.
- Our stock price ended the year at $20.95, an increase of 30% over the price of $16.11 at fiscal year-end 2002.

** All share and per share numbers have been adjusted for the Company's 5% stock dividend declared in July 2003*

2003 Operating Achievements

- Strong internal growth and continued loan portfolio diversification.
- Opportunistic expansion of our footprint to help serve adjoining communities.
- Balance sheet strategies employed to help offset margin pressure.

Strong Internal Growth

Total Assets



Fiscal years ended June 30
19.2% CAGR
($millions)
450
400
350
300
250
200
150
100
50
0
150
199
215
264
300
357
429
1997
1998
1999
2000
2001
2002
2003

Growth in Earnings per Share


Fiscal years ended June 30
18.2% CAGR
1.20
1.00
0.80
0.60
0.40
0.20
0.00
0.60
0.79
0.81
1.03
1.17
1999
2000
2001
2002
2003

* *All share and per share numbers have been adjusted for the Company's 5% stock dividend declared in July 2003; 2001 earnings are recurring.*

Loan Portfolio Diversification

June 1997


19%
81%
Residential
Commercial

June 2003


35%
65%
Residential
Commercial

Residential includes 1-4 family, home equity and other consumer.

Commercial includes commercial RE, commercial business loans and construction.

Successful De Novo Branch Growth

De Novo Branch Deposits in Middlesex County


Deposits ($000s)
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
0

	Year 1	Year 2	Year 3	Year 4	Year 5
MYST - Lexington	18,664	40,302	52,069	68,336	78,799
MYST - Arlington	6,357	14,822	21,064	26,934	
MYST - Bedford	9,335	21,914			

Source: SNL Securities

Years represent periods ended June 30

Effective Use of Stockholder Capital

Equity to Assets

Fiscal years ended June 30



25.0
20.0
15.0
10.0
5.0
0.0
(%)
23.30
18.15
15.82
11.06
9.66
6.71
6.11
1997
1998
1999
2000
2001
2002
2003

1997 ratio is pro forma at the time of the conversion

Cash Dividends per Share


Fiscal years ended June 30
0.35
0.30
0.25
0.20
0.15
0.10
0.05
0.00
0.05
0.20
0.25
0.30
0.31
0.34
1998
1999
2000
2001
2002
2003

1998 dividend data represents a partial year following conversion.

* *All share and per share numbers have been adjusted for the Company's 5% stock dividend declared in July 2003*

Adding Stockholder Value

Five-Year Total Returns



225
200
175
150
125
100
75

	Jun 98	Jun 99	Jun 00	Jun 01	Jun 02	Jun 03
Mystic Financial, Inc.	100	83	86	114	126	167
Nasdaq Composite	100	144	212	115	79	87
Nasdaq Bank Index	100	99	81	112	126	128

Source: Mystic Proxy

Forward Looking Statements

The foregoing material may contain forward looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers or attendees should not place undue reliance on any forward looking statements.

Mystic Financial, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.